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                                                                    EXHIBIT 21.0

SUBSIDIARIES
  (AS OF 3/1/01)

Quebecor World Northeast Graphics Inc.
Quebecor World Wessel Inc.
Quebecor World Lanman Companies, Inc.
Quebecor World Lanman Lithotech, Inc.
Quebecor World Central Florida Press, L.L.C.
Quebecor World RAI, Inc.
Quebecor World KRI, Inc.
Quebecor World Book Services L.L.C.
Shea Communications Company
Quebecor World Johnson & Hardin Co.
Quebecor World Magna Graphic, Inc.
Quebecor World Century Graphics Corporation
Quebecor World Dittler Brothers, Incorporated
Quebecor World Acme Printing Company, Inc.
Quebecor World Great Western Publishing, Inc.
Quebecor World Infiniti Graphics, Inc.
Quebecor World Systems, Inc.
Quebecor World Tennessee, Inc.
WCX, L.L.C.
WCY, L.L.C.
WCZ, L.L.C.
Quebecor World KRI Dresden, Inc.
Quebecor World UP/Graphics, Inc.
Quebecor World Packaging Graphics Corporation
Nimrod Press, Inc.
Quebecor World Metroweb L.P.
Quebecor World Detroit, Inc.
Quebecor World Logistics, Inc.
Quebecor World Downey Printing/Waukee, Inc.
WCP-D, Inc.